UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2015

Emclaire Financial Corp
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34527	25-1606091
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

612 Main Street, Emlenton, Pennsylvania		16373
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(844) 767-2311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

On June 10, 2015, Emclaire Financial Corp (the "Corporation") sold 350,000 shares of common stock, par value $1.25 per share, in a private offering to individual and institutional accredited investors at $23.50 per share.  The Corporation realized $8,225,000 in gross proceeds from the offering, or $8,175,000 in net proceeds.

The shares of common stock issued in the private offering were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder. The Corporation agreed to file a registration statement to register the shares of common stock issued in the offering for resale under the Securities Act within 90 days of issuance and to use its best efforts to have the registration statement declared effective promptly after filing.

A copy of the Form of Subscription Agreement for the private offering is included as Exhibit 10.1 and the Corporation's press release, dated June 10, 2015, is included as Exhibit 99.1, which are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Form of Subscription Agreement
99.1	Press Release dated June 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: June 10, 2015	By:	/s/William C. Marsh
William C. Marsh
President and Chief Executive Officer

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